                                                                      Exhibit 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                          SEPTEMBER 30,          SEPTEMBER 30,
                                                                       --------------------  ---------------------
                                                                         1999       1998        1999       1998
                                                                       ---------  ---------  ----------  ---------
                                                                           (UNAUDITED)            (UNAUDITED)

Net Income...........................................................  $  34,549  $  34,974  $  103,798  $  96,304
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------
Weighted Average Number Of Shares Outstanding:
  Basic:
    Weighted average shares..........................................     90,109     92,017      90,705     91,906
  Diluted:
    Weighted average shares..........................................     90,149     92,017      90,705     91,906
    Common stock equivalents--Stock options (A)......................      1,716      3,158       2,061      3,308
                                                                       ---------  ---------  ----------  ---------
    Diluted shares outstanding.......................................     91,865     95,175      92,766     95,214
                                                                       ---------  ---------  ----------  ---------
                                                                       ---------  ---------  ----------  ---------
Net Income Per Share:
  Basic..............................................................  $     .38  $     .38  $     1.14  $    1.05
  Diluted............................................................  $     .38  $     .37  $     1.12  $    1.01

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(A) The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.